Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 9, 2016, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 9, 2016.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Leah Andress	Andrea Simpson
Investor Relations Coordinator	Vice President, Marketing
301/998-8265	617/684-1511
landress@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2016 OPERATING RESULTS

ROCKVILLE, Md. (November 2, 2016) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2016. Highlights of the quarter and recent activity include:

•	Generated earnings per diluted share of $0.82 for the quarter compared to $0.75 in third quarter 2015.

•	Generated FFO per diluted share of $1.41 for the quarter compared to $1.36 in third quarter 2015.

•	Generated same center property operating income growth of 1.5% (or 0.4% when properties under redevelopment are excluded).

•	Signed leases for 427,021 sf of comparable space at an average rent of $31.25 psf and achieved cash basis rollover growth on comparable spaces of 14%.

•	Opportunistically issued $250 million aggregate principal amount of 3.625% senior unsecured notes due August 1, 2046.

"We continue to execute on our long term goal of positioning our portfolio for the changing consumer", said Donald C. Wood, President and Chief Executive Officer of Federal Realty. "The right balance of aggressive shopping center re-leasing and re-development, along with the development of new mixed use communities with a balance sheet constructed for the long term is at the heart of our decision making. Third quarter results reflect that balance."

Financial Results
Net income available for common shareholders was $58.8 million and earnings per diluted share was $0.82 for third quarter 2016 versus $52.3 million and $0.75, respectively, for third quarter 2015. Year-to-date Federal Realty reported net income available for common shareholders of $191.5 million and earnings per diluted share of $2.70. This compares to net income available for common shareholders of $141.9 million and earnings per diluted share of $2.05 for the nine months ended September 30, 2015.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2016 OPERATING RESULTS
NOVEMBER 2, 2016

In the third quarter 2016, Federal Realty generated funds from operations available for common shareholders (FFO) of $101.7 million, or $1.41 per diluted share. This compares to FFO of $95.2 million, or $1.36 per diluted share, in third quarter 2015. For the nine months ended September 30, 2016, FFO was $301.4 million, or $4.21 per diluted share, compared to $256.4 million, or $3.68 per diluted share for the same nine month period in 2015. Excluding early extinguishment of debt charge in 2015, FFO per diluted share for the nine months ended September 30, 2015 was $3.95.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In third quarter 2016, same-center property operating income increased 1.5% over the prior year when including properties that are being redeveloped and 0.4% when excluding those properties. As anticipated, the impact of anchor vacancies, both proactively pursued and otherwise, weighed on the three month results and quarter end occupancy.

The overall portfolio was 94.3% leased as of September 30, 2016, compared to 95.5% on September 30, 2015. Federal Realty’s same center portfolio was 95.5% leased on September 30, 2016, compared to 96.1% on September 30, 2015.

During third quarter 2016, Federal Realty signed 102 leases for 452,836 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 427,021 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 14%. The average contractual rent on this comparable space for the first year of the new leases is $31.25 per square foot compared to the average contractual rent of $27.40 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 27% for third quarter 2016.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.98 per share, resulting in an indicated annual rate of $3.92 per share. The regular common dividend will be payable on January 17, 2017 to common shareholders of record as of January 3, 2017.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2016 OPERATING RESULTS
NOVEMBER 2, 2016

Summary of Other Quarterly Activities and Recent Developments

•
July 12, 2016 - Federal Realty closed on the public offering of $250 million aggregate principal amount of 3.625% senior unsecured notes due August 1, 2046. The notes were offered at 97.756% of the principal amount with a yield to maturity of 3.750%

•
July 13, 2016 - Federal Realty announced the appointment of Dan Guglielmone to the position of Executive Vice President, Chief Financial Officer and Treasurer effective August 15, 2016. Mr. Guglielmone will be a member of the Firm's Executive and Investment Committees and will be responsible for all capital markets activity along with east coast acquisitions. In addition, he will be responsible for the oversight of the accounting, financial reporting and investor relations functions. Dan will be based at Federal's headquarters in Rockville, Md.

Guidance
Federal Realty narrowed its guidance for 2016 FFO per diluted to a range of $5.63 to $5.67 and adjusted 2016 earnings per diluted share guidance to a range of $3.47 to $3.51.

In addition, Federal Realty provided initial 2017 FFO per diluted share guidance of $5.83 to $5.93 and 2017 earnings per diluted share guidance of $3.13 to $3.23. Federal Realty has provided additional disclosure around its 2017 guidance on the reconciliation page attached at the end of this press release.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2016 earnings conference call, which is scheduled for Thursday, November 3, 2016 at 11:00AM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 75378394 (required). Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call. A telephonic replay of the conference call will also be available through November 10, 2016 by dialing 855.859.2056; Passcode: 75378394.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2016 OPERATING RESULTS
NOVEMBER 2, 2016

Federal Realty's 96 properties include over 2,800 tenants, in approximately 22 million square feet, and over 1,800 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 49 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 9, 2016, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2016.

Federal Realty Investment Trust
Consolidated Income Statements
September 30, 2016
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$197,469	$181,562	$585,712	$538,612
Other property income	2,759	2,479	8,559	9,364
Mortgage interest income	929	1,211	3,211	3,529
Total revenue	201,157	185,252	597,482	551,505
EXPENSES
Rental expenses	38,588	34,439	118,385	108,501
Real estate taxes	24,973	21,804	71,164	62,865
General and administrative	8,232	9,374	25,278	27,526
Depreciation and amortization	48,903	43,718	145,137	128,373
Total operating expenses	120,696	109,335	359,964	327,265
OPERATING INCOME	80,461	75,917	237,518	224,240
Other interest income	105	6	285	109
Interest expense	(24,313)	(21,733)	(71,143)	(69,346)
Early extinguishment of debt	—	—	—	(19,072)
Income from real estate partnerships	—	360	41	986
INCOME FROM CONTINUING OPERATIONS	56,253	54,550	166,701	136,917
Gain on sale of real estate and change in control of interests	4,945	—	32,458	11,509
NET INCOME	61,198	54,550	199,159	148,426
Net income attributable to noncontrolling interests	(2,221)	(2,103)	(7,286)	(6,161)
NET INCOME ATTRIBUTABLE TO THE TRUST	58,977	52,447	191,873	142,265
Dividends on preferred shares	(136)	(136)	(406)	(406)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$58,841	$52,311	$191,467	$141,859
EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.75	$0.75	$2.26	$1.89
Gain on sale of real estate and change in control of interests, net	0.07	—	0.44	0.17
	$0.82	$0.75	$2.70	$2.06
Weighted average number of common shares, basic	71,319	69,006	70,626	68,637
EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.75	$0.75	$2.26	$1.88
Gain on sale of real estate and change in control of interests, net	0.07	—	0.44	0.17
	$0.82	$0.75	$2.70	$2.05
Weighted average number of common shares, diluted	71,489	69,181	70,804	68,821

Federal Realty Investment Trust
Consolidated Balance Sheets
September 30, 2016
	September 30,	December 31,
	2016	2015
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,219,223 and $1,192,336 of consolidated variable interest entities, respectively)	$6,017,414	$5,630,771
Construction-in-progress	586,918	433,635
	6,604,332	6,064,406
Less accumulated depreciation and amortization (including $200,877 and $176,057 of consolidated variable interest entities, respectively)	(1,688,510)	(1,574,041)
Net real estate	4,915,822	4,490,365
Cash and cash equivalents	101,281	21,046
Accounts and notes receivable, net	120,135	110,402
Mortgage notes receivable, net	29,904	41,618
Investment in real estate partnerships	11,129	41,546
Prepaid expenses and other assets	219,066	191,582
TOTAL ASSETS	$5,397,337	$4,896,559
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable (including $441,294 and $448,315 of consolidated variable interest entities, respectively)	$473,490	$481,084
Capital lease obligations	71,597	71,620
Notes payable	288,489	341,961
Senior notes and debentures	1,975,988	1,732,551
Accounts payable and accrued expenses	184,007	146,532
Dividends payable	71,231	66,338
Security deposits payable	16,228	15,439
Other liabilities and deferred credits	119,231	121,787
Total liabilities	3,200,261	2,977,312
Commitments and contingencies
Redeemable noncontrolling interests	125,861	137,316
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par: 5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 71,782,989 and 69,493,392 shares issued and outstanding, respectively	721	696
Additional paid-in capital	2,704,490	2,381,867
Accumulated dividends in excess of net income	(737,124)	(724,701)
Accumulated other comprehensive loss	(5,394)	(4,110)
Total shareholders’ equity of the Trust	1,972,690	1,663,749
Noncontrolling interests	98,525	118,182
Total shareholders’ equity	2,071,215	1,781,931
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,397,337	$4,896,559

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
September 30, 2016
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$61,198	$54,550	$199,159	$148,426
Net income attributable to noncontrolling interests	(2,221)	(2,103)	(7,286)	(6,161)
Gain on sale of real estate and change in control of interests, net	(4,706)	—	(31,133)	(11,509)
Depreciation and amortization of real estate assets	42,779	38,603	126,806	113,613
Amortization of initial direct costs of leases	4,260	3,689	12,729	10,805
Funds from operations	101,310	94,739	300,275	255,174
Dividends on preferred shares	(136)	(136)	(406)	(406)
Income attributable to operating partnership units	750	879	2,397	2,520
Income attributable to unvested shares	(263)	(325)	(826)	(899)
FFO (2)	$101,661	$95,157	$301,440	$256,389
Weighted average number of common shares, diluted	72,254	70,115	71,642	69,761
FFO per diluted share (2)	$1.41	$1.36	$4.21	$3.68

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$130,312	$51,847	$295,533	$180,475
Tenant improvements and incentives	8,976	4,943	24,404	15,729
Total non-maintenance capital expenditures	139,288	56,790	319,937	196,204
Maintenance capital expenditures	8,949	4,220	16,130	9,309
Total capital expenditures	$148,237	$61,010	$336,067	$205,513

Dividends and Payout Ratios
Regular common dividends declared	$70,301	$65,276	$203,890	$185,071

Dividend payout ratio as a percentage of FFO (2)	69%	69%	68%	72%

Notes:

1)	See Glossary of Terms.

2)
If the $19.1 million early extinguishment of debt charge incurred in the second quarter of 2015 was excluded, our FFO for the nine months ended September 30, 2015 would have been $275.4 million, and FFO per diluted share would have been $3.95. Additionally, the dividend payout ratio as a percentage of FFO for the nine months ended September 30, 2015 would have been 67%.

Federal Realty Investment Trust
Market Data
September 30, 2016
	September 30,
	2016	2015
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	72,547	70,383
Market price per common share	$153.93	$136.45
Common equity market capitalization including operating partnership units	$11,167,160	$9,603,760

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$11,177,160	$9,613,760

Total debt (3)	2,809,564	2,517,548

Total market capitalization	$13,986,724	$12,131,308

Total debt to market capitalization at the current market price	20%	21%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	100%
Variable rate debt	<1%	<1%
	100%	100%
Notes:

1)	Amounts include 763,797 and 934,405 operating partnership units outstanding at September 30, 2016 and 2015, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and debt issuance costs from our consolidated balance sheet. The September 30, 2016 and 2015 balances are net of debt issuance costs of $16.0 million and $15.3 million, respectively, reflecting our January 1, 2016 adoption of ASU 2015-03, "Simplifying the Presentation of Debt Issuance Costs." See Note 2 of our September 30, 2016 Form 10-Q for additional information regarding the adoption.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
September 30, 2016
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands)
Minimum rents
Retail and commercial (1)	$137,009	$127,564	$409,027	$377,565
Residential	12,886	10,752	36,476	31,693
Cost reimbursements	40,565	36,272	119,004	110,694
Percentage rent	2,315	3,374	7,866	8,641
Other	4,694	3,600	13,339	10,019
Total rental income	$197,469	$181,562	$585,712	$538,612

Notes:

1)
Minimum rents include $1.5 million and $1.9 million for the three months ended September 30, 2016 and 2015, respectively, and $6.2 million and $5.0 million for the nine months ended September 30, 2016 and 2015, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.5 million and $0.6 million for the three months ended September 30, 2016 and 2015, respectively, and $1.2 million and $1.9 million for the nine months ended September 30, 2016 and 2015, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
September 30, 2016
	As of September 30, 2016
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (4)
			(in thousands)
Mortgages Payable
Secured fixed rate
Plaza El Segundo	8/5/2017	6.33%	$175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	42,797
The Grove at Shrewsbury (West)	3/1/2018	6.38%	10,852
Rollingwood Apartments	5/1/2019	5.54%	21,395
The Shops at Sunset Place	9/1/2020	5.62%	68,960
29th Place	1/31/2021	5.91%	4,604
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	73,133
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,650
Subtotal			467,596
Net unamortized premium and debt issuance costs			5,894
Total mortgages payable			473,490		4.49%

Notes payable
Unsecured fixed rate
Term loan (1)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	5,320
Unsecured variable rate
Escondido (Municipal bonds) (2)	10/1/2016	0.61%	9,400
Revolving credit facility (3)	4/20/2020	LIBOR + 0.825%	—
Subtotal			289,720
Net unamortized debt issuance costs			(1,231)
Total notes payable			288,489		2.95%	(5)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	450,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			1,994,200
Net unamortized premium and debt issuance costs			(18,212)
Total senior notes and debentures			1,975,988		3.99%

Capital lease obligations
Various	Various through 2106	Various	71,597		8.04%
Total debt and capital lease obligations			$2,809,564

Total fixed rate debt and capital lease obligations			$2,800,164	100%	4.08%
Total variable rate debt			9,400	<1%	1.55%	(5)
Total debt and capital lease obligations			$2,809,564	100%	4.07%	(5)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2016		2015		2016		2015
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (6)(7)	4.56	x	4.51	x	4.87	x	4.32	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (6)(7)	4.39	x	4.51	x	4.49	x	4.18	x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (6)	4.56	x	4.51	x	4.87	x	3.52	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (6)	4.39	x	4.51	x	4.49	x	3.41	x

Notes:

1)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

2)	On October 1, 2016 we repaid the $9.4 million Escondido municipal bonds at par.

3)
The maximum amount drawn under our revolving credit facility during the three and nine months ended September 30, 2016 was $95.0 million and $251.5 million, respectively. The weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for both the three and nine months ended September 30, 2016, was 1.3%.

4)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, and debt issuance costs, if applicable, except as described in Note 5.

5)
The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no outstanding balance on September 30, 2016. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 1. The term loan is included in fixed rate debt.

6)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. EBITDA includes a gain on the sale of real estate of $4.9 million for the three months ended September 30, 2016, and a gain on sale of real estate and change in control of interests of $32.5 million for the nine months ended September 30, 2016. For the nine months ended September 30, 2015, EBITDA includes a gain on sale of real estate of $11.5 million. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

7)
Fixed charges for the nine months ended September 30, 2015 exclude the $19.1 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of the 6.20% senior notes in the second quarter of 2015.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2016
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2016	$1,310	$9,400		$10,710		0.4%	0.4%	1.6%
2017	6,228	216,732		222,960		7.9%	8.3%	4.8%
2018	5,519	285,502		291,021		10.3%	18.6%	2.9%
2019	5,449	20,160		25,609		0.9%	19.5%	5.7%
2020	4,763	210,593	(1)	215,356		7.6%	27.1%	5.3%	(4)
2021	3,101	253,625		256,726		9.1%	36.2%	2.8%
2022	1,228	366,323		367,551		13.0%	49.2%	3.5%
2023	1,253	330,010		331,263		11.7%	60.9%	3.9%
2024	1,054	300,000		301,054		10.7%	71.6%	4.2%
2025	540	—		540		—%	71.6%	—%
Thereafter	19,623	780,700		800,323		28.4%	100.0%	4.6%
Total	$50,068	$2,773,045		$2,823,113	(2)	100.0%
Notes:

1)	As of September 30, 2016, there was no outstanding balance on our $800.0 million revolving credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of September 30, 2016.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
September 30, 2016

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 234,500 square feet of office space, and 670 parking spaces	9%	$110 - $115	$84	2016
The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	8%	$88	$84	2017
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building and conversion of office space into 39,000 square feet of retail anchor space to accommodate new tenant	7%	$23	$22	2016
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$21	$21	Stabilized
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	6%	$20	$5	2018
Plaza Del Mercado	Silver Spring, MD	Demolition of former grocery anchor space to construct spaces for new grocery anchor and fitness center tenants	8%	$16	$8	2017
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$13	2017
Melville Mall	Huntington, NY	Redevelopment of 92,000 square foot vacant anchor space to convert into two anchor spaces for a value retailer and a sporting goods tenant and revamp current anchor space	6%	$15	$11	Stabilized
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$3	2018
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$0	2018
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	7%	$5	$4	2017
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet, a new 3,600 square foot restaurant building, and a drive up ATM	10%	$5	$3	2017
Willow Lawn	Richmond, VA	Construction of two new in-line retail spaces totaling 17,400 square feet	8%	$5	$4	Stabilized
Eastgate Crossing	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	8%	$4	$1	2017
Free State Shopping Center	Bowie, MD	Demolition of 26,000 square foot vacant building to allow for construction of new 12,500 square foot pad building for new daycare tenant	8%	$4	$3	2017
Mercer Mall	Lawrenceville, NJ	Demolition of existing 3,000 square foot pad building to allow for construction of a multi-restaurant pad building totaling 5,600 square feet	10%	$2	$1	2016
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	7%	$2	$2	Stabilized
Total Active Redevelopment projects (4)			8%	$356 - $361	$269
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
September 30, 2016

							Projected POI Delivered (as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2016	2017	2018	2019	Expected Opening Timeframe

Assembly Row	Somerville, MA
Phase I		- 331,000 SF of retail	5-6%	(5)	$196	Complete	90%	100%	100%	100%
		- 98,000 SF of office
		- 445 residential units (by AVB)
		- Orange Line T-Stop by MBTA
Phase II		- 161,000 SF of retail	7%	(5)	$270 - 285	$175	—	—	50%	90%	Opening projected 3Q 2017 through 2Q 2018
		- 447 residential units									741,500 SF Partners Healthcare office space (built
		- 159 boutique hotel rooms									by Partners) opened in 2016
		- 122 for-sale condominium units	—	(6)	$70 - 75	$21					Projected closings to commence 2Q 2018
Future Phases		- 2M SF of commercial	TBD		TBD	TBD
		- 826 residential units

Pike & Rose	North Bethesda, MD
Phase I		- 159,000 SF of retail	6-7%	(7)	$265 - 270	$264	50%	75%	90%	100%	Retail & office open
		- 80,000 SF of office									Residential opened in 2014 (174 units) and
		- 493 residential units									2015/16 (319 units)
Phase II		- 216,000 SF of retail	6-7%	(5)	$200 - 207	$81	—	—	65%	85%	Opening projected 3Q 2017 through 2Q 2018
		- 272 residential units
		- 177 hotel rooms
		- 99 for-sale condominium units	—	(6)	$53 - 58	$19					Projected closings to commence 2Q 2018
Future Phases		- 1M SF of commercial	TBD		TBD	TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 284,000 SF of office	7%		$205 - 215	$14	—	—	—	TBD	Commencing construction 4Q 2016
		- 29,000 SF of retail & 1,300 parking spaces									Opening projected 2019
Future Phases		- 321,000 SF of commercial	TBD		TBD	TBD
		- 395 residential units

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.
(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our share of the costs in the hotel.
(6)	Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.
(7)	Excludes approximately $4 million of costs incurred to date of which we have claims for recovery against 3rd parties.

Federal Realty Investment Trust
Assembly Row Site Plan
September 30, 2016

ASSEMBLY ROW

MBTA LINE
MYSTIC RIVER
BLOCK 4
40,300 SF RETAIL
250 AVB OWNED RESIDENTIAL UNITS
BLOCK 6
40,000 SF RETAIL
447 RESIDENTIAL UNITS
FUTURE PHASE
BLOCK 2
32,000 SF RETAIL
98,000 SF OFFICE
PARK
3,200 SF RETAIL
ASSEMBLY ROW
LINEAR PARK
7,000 SF RETAIL
BLOCK 5A
21,000 SF RETAIL
122 FOR-SALE CONDOS
159 HOTEL ROOMS
BLOCK 11
93,000 SF RETAIL
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE
BLOCK 1
66,500 SF RETAIL
195 AVB OWNED RESIDENTIAL UNITS
BLOCK 3
184,600 SF RETAIL
FUTURE PHASE
FUTURE PHASE
BLOCK 10
4,400 SF RETAIL
RIVERFRONT PARK
6 ACRES
GREAT RIVER ROAD
GRAND UNION BOULEVARD
FUTURE PHASE
ASSEMBLY SQUARE MARKETPLACE
332,000 SF RETAIL

LEGEND

INITIAL PHASE:
332,000 SF TOTAL RETAIL

PHASE 1:
331,000 SF TOTAL RETAIL - 98,000 SF TOTAL OFFICE
445 AVALONBAY OWNED RESIDENTIAL UNITS

PHASE 2:
161,000 SF TOTAL RETAIL - 447 TOTAL RESIDENTIAL UNITS
122 FOR-SALE CONDOS - 159 HOTEL ROOMS
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

FUTURE PHASE ENTITLEMENTS:
2 MILLION SF COMMERCIAL - 826 RESIDENTIAL UNITS

PROJECT TOTALS:

- 824,000 SF TOTAL RETAIL
- 98,000 SF TOTAL OFFICE
- 447 RESIDENTIAL UNITS
- 122 FOR-SALE CONDOS
- 159 HOTEL ROOMS

PROJECT ALSO INCLUDES:

- 445 AVALONBAY OWNED RESIDENTIAL UNITS
- 741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

Federal Realty Investment Trust
Pike & Rose Site Plan
September 30, 2016

PIKE & ROSE

MONTROSE PARKWAY
FUTURE PHASE
BLOCK 3
26,000 SF RETAIL
PORSCHE
ROSE STREET
BLOCK 1A
50,000 SF RETAIL
PINSTRIPES
BLOCK 4
28,000 SF RETAIL
FUTURE PHASE
ROSE AVENUE
FUTURE PHASE
BLOCK 6
44,000 SF RETAIL
272 RESIDENTIAL
H&M
GRAND PARK AVE.
BLOCK 7
32,000 SF RETAIL
99 FOR-SALE CONDOS
177 HOTEL ROOMS
canopy
BY HILTON
TRADE STREET
BLOCK 8
36,000 SF RETAIL
REI
FUTURE PHASE
ROCKVILLE PIKE
TOWNE ROAD
LOADING
PERSEI PLACE
MEETING STREET
BLOCK 10
11,800 SF RETAIL
319 RESIDENTIAL UNITS
BLOCK 11
106,600 SF RETAIL
80,000 SF OFFICE
iPic THEATERS
GAP
sport&health
BLOCK 12
40,600 SF RETAIL
174 RESIDENTIAL UNITS
SUMMER HOUSE
BLOCK 13
EXISTING
12,000 SF RETAIL
OLD GEORGETOWN ROAD

LEGEND

PHASE 1:
159,000 SF TOTAL RETAIL - 80,000 SF TOTAL OFFICE - 493 TOTAL RESIDENTIAL UNITS

PHASE 2:
216,000 SF TOTAL RETAIL - 272 TOTAL RESIDENTIAL UNITS
99 FOR-SALE CONDOS - 177 HOTEL ROOMS

EXISTING:
12,000 SF TOTAL RETAIL

FUTURE PHASE ENTITLEMENTS:
1 MILLION SF COMMERCIAL - 741 RESIDENTIAL UNITS

PROJECT TOTALS:

- 387,000 SF TOTAL RETAIL
- 80,000 SF TOTAL OFFICE
- 765 TOTAL RESIDENTIAL UNITS
- 99 FOR-SALE CONDOS
- 177 HOTEL ROOMS

Federal Realty Investment Trust
Future Redevelopment Opportunities
September 30, 2016

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Melville Mall	Huntington, NY
	Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
	Escondido Promenade	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Pike 7	Vienna, VA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Fresh Meadows	Queens, NY
	Bethesda Row	Bethesda, MD	Northeast	Philadelphia, PA
	Brick	Brick, NJ	The Shops at Sunset Place	South Miami, FL
	CocoWalk	Coconut Grove, FL	Third Street Promenade	Santa Monica, CA
	Crossroads	Highland Park, IL	Troy	Parsippany, NJ
	Darien	Darien, CT	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 826 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units.

Federal Realty Investment Trust
2016 Significant Acquisitions and Disposition
September 30, 2016

2016 Significant Acquisitions

On January 13, 2016, we acquired our partner's 70% interest in our joint venture arrangement (the "Partnership") with affiliates of a discretionary fund created and advised by Clarion Partners ("Clarion") for $153.7 million, which included $130 million of cash and the assumption of mortgage loans totaling $34.4 million. As a result of the transaction, we gained control of the six underlying properties and effective January 13, 2016, have consolidated the properties. We also recognized a gain on acquisition of the controlling interest of $25.7 million related to the difference between the carrying value and fair value of the previously held equity interest.

Property	City/State	GLA	Principal Tenants
		(in square feet)
Atlantic Plaza	North Reading, MA	123,000	Stop & Shop
Barcroft Plaza	Falls Church, VA	100,000	Harris Teeter / Bank of America
Campus Plaza	Bridgewater, MA	116,000	Roche Bros. / Burlington Coat Factory
Free State Shopping Center	Bowie, MD	265,000	Giant Food / TJ Maxx / Ross Dress For Less / Office Depot
Greenlawn Plaza	Greenlawn, NY	106,000	Greenlawn Farms / Tuesday Morning
Plaza del Mercado	Silver Spring, MD	96,000	CVS
	Total GLA	806,000

On July 26, 2016, we acquired an additional building in the Coconut Grove neighborhood of Miami, Florida for $5.9 million through our CocoWalk LLC entity.

2016 Disposition

On May 12, 2016, an unconsolidated joint venture that we hold an interest in, sold a building in Coconut Grove, Florida. Our share of the gain, net of noncontrolling interests, was $0.5 million.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	(8)	Washington, DC-MD-VA	2006-2007	$37,279		100,000	89%	46,000	Harris Teeter	Bank of America
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	224,505		533,000	95%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(3)	Washington, DC-MD-VA	1965	100,630		325,000	97%	25,000	The Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus / Saks Fifth Avenue Off 5th
Courthouse Center		Washington, DC-MD-VA	1997	4,903		35,000	66%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	13,831		144,000	97%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	66,477		249,000	99%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center	(8)	Washington, DC-MD-VA	2007	63,420		265,000	90%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington, DC-MD-VA	2001	37,520		119,000	100%			DSW / Maggiano's / Nordstrom Rack / Marshalls
Gaithersburg Square		Washington, DC-MD-VA	1993	26,769		207,000	93%			Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	1983	34,733		261,000	91%	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,763		73,000	98%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	55,664		389,000	81%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,905		236,000	92%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	2011/2013	153,907	73,133	366,000	92%	73,000	Giant Food	Marshalls / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	83,687		569,000	96%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples / DSW
Old Keene Mill		Washington, DC-MD-VA	1976	6,619		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,859		227,000	98%	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	96,808		299,000	85%	45,000	Harris Teeter	Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	1982/2007/2012	433,268		251,000	100%			iPic Theater / Sport & Health / Gap / Gap Kids / Nike
Pike 7 Plaza		Washington, DC-MD-VA	1997	42,020		164,000	100%			DSW / Staples / TJ Maxx
Plaza del Mercado	(8)	Washington, DC-MD-VA	2004	38,418		96,000	90%			CVS
Quince Orchard		Washington, DC-MD-VA	1993	37,946		267,000	95%	19,000	Aldi	L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	2006-2007	50,875	4,479	187,000	96%	25,000	Dawson's Market	CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	10,460	21,395	N/A	94%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,704		49,000	86%			Petco
Tower Shopping Center		Washington, DC-MD-VA	1998	21,499		112,000	88%	26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	1978	4,611		49,000	95%	11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	63,197	6,577	265,000	89%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	19,499		83,000	98%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,822,776		6,012,000	93%

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	19,362		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	2005/2007	88,300		241,000	91%	32,000	Sprouts	Orchard Supply Hardware / Rite Aid
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	177,433		439,000	100%	59,000	Pak-N-Save	Home Depot / Michaels / Target / Nordstrom Rack
Escondido Promenade	(3)	San Diego, CA	1996/2010	47,209		298,000	98%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Avenue		Los Angeles-Long Beach, CA	1997	5,856		24,000	100%
Hollywood Blvd		Los Angeles-Long Beach, CA	1999	46,670		179,000	91%			DSW / L.A. Fitness / Marshalls / La La Land
Kings Court	(5)	San Jose, CA	1998	11,666		79,000	100%	31,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	35,999		98,000	100%			Anthropologie / Banana Republic / Gap

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Plaza El Segundo / The Point	(3)	Los Angeles-Long Beach, CA	2011/2015	277,272	175,000	494,000	95%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	780,289		653,000	98%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
San Antonio Center	(3) (5)	San Francisco-Oakland-San Jose, CA	2015	73,143		376,000	95%	11,000	Trader Joe's	Kohl's / Wal-mart / 24 Hour Fitness / Jo-Ann Stores
Third Street Promenade		Los Angeles-Long Beach, CA	1996-2000	79,335		209,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	149,244		638,000	96%	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory / J. Crew / Gap Factory Store
150 Post Street		San Francisco, CA	1997	36,186		105,000	82%
		Total California		1,827,964		3,902,000	96%

NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	67,181		422,000	65%			AMC Loews / Barnes & Noble
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	47,082	11,500	98,000	98%			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,849		95,000	97%	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	85,093		404,000	99%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenlawn Plaza	(8)	Nassau-Suffolk, NY	2006	31,741		106,000	94%	46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	14,127		36,000	100%			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,636		134,000	100%	61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,944		279,000	100%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	14,804		74,000	93%			Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	2006	82,015		250,000	95%			Dick’s Sporting Goods / Marshalls / Macy's Backstage / Field & Stream
Mercer Mall	(6)	Trenton, NJ	2003	120,816	55,634	528,000	98%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan / Nordstrom Rack / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	123,588	53,649	192,000	99%			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	35,017		211,000	68%			L.A. Fitness
		Total NY Metro/New Jersey		742,893		2,829,000	91%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,795		265,000	94%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	40,391		295,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,922		268,000	97%	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	16,830		156,000	98%	75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	1985	21,881		219,000	98%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	32,714		364,000	96%	53,000	Acme Markets	Brightwood Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	26,594		288,000	87%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	15,046		124,000	89%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	30,008		211,000	96%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	42,587		251,000	100%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
		Total Philadelphia Metropolitan Area		286,768		2,441,000	96%
New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	2005-2011, 2013	585,728		761,000	94%			AMC Theatres / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Bed, Bath & Beyond / TJ Maxx / Legal on the Mystic
Atlantic Plaza	(8)	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	25,142		123,000	92%	64,000	Stop & Shop
Campus Plaza	(8)	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	30,267		116,000	100%	46,000	Roche Bros.	Burlington Coat Factory
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,823	6,650	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	35,559		241,000	92%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	147,951		223,000	95%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,367		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,416		149,000	100%	50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	15,257		169,000	100%	55,000	Super Stop & Shop	Kmart
		Total New England		910,510		2,052,000	96%

South Florida
Cocowalk	(3) (7)	Miami-Ft Lauderdale	2015	106,282		221,000	81%			Cinepolis Theaters / Gap / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	2008/2014	62,062		196,000	86%	44,000	Winn Dixie	CVS
The Shops at Sunset Place	(3)	Miami-Ft Lauderdale	2015	119,493	68,960	523,000	89%			AMC Theatres / L.A. Fitness / Barnes & Noble / GameTime / Restoration Hardware Outlet
Tower Shops		Miami-Ft Lauderdale	2011/2014	95,598		407,000	98%	12,000	Trader Joe's	Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		383,435		1,347,000	90%

Baltimore
Governor Plaza		Baltimore, MD	1985	27,255		243,000	100%	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	30,737		395,000	100%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	101,849	52,705	311,000	99%			AMC Loews / Old Navy / Barnes & Noble / A.C. Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,458		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,164		80,000	96%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	40,695		73,000	97%
		Total Baltimore		243,158		1,134,000	99%

Chicago
Crossroads		Chicago, IL	1993	32,132		168,000	88%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	35,827		316,000	97%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Michaels
Garden Market		Chicago, IL	1994	13,223		140,000	98%	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,513		129,000	85%	77,000	Jewel Osco
		Total Chicago		97,695		753,000	93%

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)

Other
Barracks Road		Charlottesville, VA	1985	62,390		498,000	98%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	30,287		266,000	94%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	29,774		153,000	93%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,659		217,000	100%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	1980	13,700	4,907	127,000	98%	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,724	4,604	169,000	98%			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	92,599		462,000	93%	66,000	Kroger	DSW / Old Navy / Staples / Ross Dress For Less
		Total Other		289,133		1,892,000	96%

Grand Total				$6,604,332	$539,193	22,362,000	94%

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgage payables.

(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules on pages 16 to 18.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	This property includes partial interests in eight buildings in addition to our initial acquisition.
(8)
On January 13, 2016, we acquired the 70% controlling interest in these properties and now own the properties 100%. The year acquired reflects the year we first acquired an equity interest in the property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2016

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2016	93	100%	427,021	$31.25	$27.40	$1,641,966	14%	27%	8.3	$15,287,078	$35.80
2nd Quarter 2016	91	100%	372,778	$38.21	$34.13	$1,522,734	12%	25%	6.6	$8,100,475	$21.73
1st Quarter 2016	85	100%	398,820	$33.53	$29.67	$1,541,181	13%	24%	8.3	$12,405,156	$31.10	(7)
4th Quarter 2015	88	100%	380,714	$31.88	$26.00	$2,238,079	23%	35%	8.0	$16,261,721	$42.71	(7)
Total - 12 months	357	100%	1,579,333	$33.62	$29.22	$6,943,960	15%	27%	7.8	$52,054,430	$32.96

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2016	39	42%	168,213	$35.12	$28.99	$1,030,672	21%	35%	11.1	$10,692,617	$63.57
2nd Quarter 2016	33	36%	105,307	$43.13	$34.97	$858,882	23%	40%	9.0	$7,235,818	$68.71
1st Quarter 2016	28	33%	154,121	$31.02	$25.57	$838,752	21%	35%	11.3	$8,590,661	$55.74	(7)
4th Quarter 2015	29	33%	191,931	$30.57	$21.14	$1,810,518	45%	54%	10.1	$14,704,178	$76.61	(7)
Total - 12 months	129	36%	619,572	$34.05	$26.72	$4,538,824	27%	41%	10.4	$41,223,274	$66.54

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2016	54	58%	258,808	$28.74	$26.37	$611,294	9%	21%	6.0	$4,594,461	$17.75
2nd Quarter 2016	58	64%	267,471	$36.28	$33.79	$663,852	7%	19%	5.4	$864,657	$3.23
1st Quarter 2016	57	67%	244,699	$35.12	$32.25	$702,429	9%	18%	6.6	$3,814,495	$15.59
4th Quarter 2015	59	67%	188,783	$33.21	$30.95	$427,561	7%	20%	6.1	$1,557,543	$8.25
Total - 12 months	228	64%	959,761	$33.35	$30.84	$2,405,136	8%	20%	6.0	$10,831,156	$11.29

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2016					102	452,836		$32.06	8.5	$17,575,645	$38.81
2nd Quarter 2016					103	467,364		$35.66	6.9	$9,864,863	$21.11
1st Quarter 2016					92	419,781		$33.45	8.3	$14,483,247	$34.50
4th Quarter 2015					99	439,061		$31.87	8.2	$17,663,207	$40.23
Total - 12 months					396	1,779,042		$33.29	7.9	$59,586,962	$33.49

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $5.2 million ($8.22 per square foot) in 1st Quarter 2016 and $10.2 million ($21.74 per square foot) in 4th Quarter 2015 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Congressional Plaza, Del Mar Village, Melville Mall) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
September 30, 2016

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2016	107,000	1%	$19.91	292,000	4%	$28.26	399,000	2%	$26.02
2017	641,000	5%	$17.45	877,000	11%	$37.10	1,519,000	7%	$28.80
2018	1,620,000	13%	$15.44	1,079,000	13%	$39.36	2,698,000	13%	$25.01
2019	1,837,000	15%	$19.03	937,000	11%	$37.50	2,774,000	13%	$25.27
2020	1,157,000	9%	$16.49	1,014,000	12%	$38.53	2,171,000	10%	$26.78
2021	1,501,000	12%	$19.85	1,009,000	12%	$39.66	2,510,000	12%	$27.81
2022	1,478,000	12%	$16.42	776,000	9%	$36.42	2,254,000	11%	$23.31
2023	410,000	3%	$21.65	580,000	7%	$39.52	990,000	5%	$32.12
2024	582,000	5%	$18.92	509,000	6%	$42.72	1,090,000	5%	$30.03
2025	729,000	6%	$21.41	600,000	7%	$37.30	1,330,000	7%	$28.58
Thereafter	2,387,000	19%	$21.09	629,000	8%	$44.93	3,015,000	15%	$26.06
Total (3)	12,449,000	100%	$18.66	8,302,000	100%	$38.67	20,750,000	100%	$26.67

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2016	23,000	0%	$19.50	249,000	3%	$28.60	272,000	1%	$27.83
2017	159,000	1%	$22.29	587,000	7%	$37.31	746,000	4%	$34.12
2018	311,000	2%	$17.05	630,000	8%	$41.37	940,000	5%	$33.34
2019	453,000	4%	$21.16	577,000	7%	$38.27	1,030,000	5%	$30.74
2020	159,000	1%	$21.22	600,000	7%	$38.54	759,000	4%	$34.90
2021	334,000	3%	$23.43	571,000	7%	$42.45	905,000	4%	$35.43
2022	194,000	2%	$29.57	622,000	7%	$35.47	816,000	4%	$34.06
2023	368,000	3%	$17.28	473,000	6%	$40.33	841,000	4%	$30.25
2024	447,000	4%	$18.08	419,000	5%	$42.88	866,000	4%	$30.08
2025	247,000	2%	$20.10	532,000	6%	$36.99	779,000	4%	$31.64
Thereafter	9,754,000	78%	$18.15	3,042,000	37%	$38.70	12,796,000	61%	$23.04
Total (3)	12,449,000	100%	$18.66	8,302,000	100%	$38.67	20,750,000	100%	$26.67

Notes:
(1)	Anchor is defined as a retail tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2016.
(3)	Represents occupied square footage as of September 30, 2016.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2016

Overall Portfolio Statistics (1)	At September 30, 2016			At September 30, 2015

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	22,362,000	21,083,000	94.3%	20,886,000	19,947,000	95.5%

Residential Properties (units)	1,867	1,756	94.1%	1,541	1,471	95.5%

Same Center Statistics (1)	At September 30, 2016			At September 30, 2015

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,389,000	15,651,000	95.5%	16,368,000	15,735,000	96.1%

Residential Properties (units) (5)	1,326	1,267	95.6%	1,326	1,270	95.8%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At September 30, 2016 leased percentage was 97.0% for anchor tenants and 90.4% for small shop tenants.
(4)	Occupied percentage was 93.1% and 95.1% at September 30, 2016 and 2015, respectively, and same center occupied percentage was 94.9% and 95.7% at September 30, 2016 and 2015, respectively.
(5)
Excludes properties purchased, sold or under redevelopment or development. Excludes the six properties discussed on page 20 under significant acquisitions as we did not consolidate the properties in 2015.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2016

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	Ahold USA, Inc.	$17,207,000	3.11%	1,036,000	4.63%	17
2	TJX Companies, The	$14,228,000	2.57%	816,000	3.65%	25
3	Bed, Bath & Beyond, Inc.	$13,265,000	2.40%	736,000	3.29%	20
4	Gap, Inc., The	$12,761,000	2.31%	354,000	1.58%	26
5	L.A. Fitness International LLC	$8,662,000	1.56%	389,000	1.74%	9
6	CVS Corporation	$7,981,000	1.44%	194,000	0.87%	16
7	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	$6,655,000	1.20%	218,000	0.97%	36
8	AMC Entertainment Inc.	$6,572,000	1.19%	317,000	1.42%	6
9	DSW, Inc	$6,390,000	1.15%	229,000	1.02%	11
10	Dick's Sporting Goods, Inc.	$6,095,000	1.10%	256,000	1.14%	6
11	Home Depot, Inc.	$5,667,000	1.02%	438,000	1.96%	5
12	Barnes & Noble, Inc.	$5,417,000	0.98%	244,000	1.09%	9
13	Best Buy Stores, L.P.	$5,410,000	0.98%	186,000	0.83%	4
14	Michaels Stores, Inc.	$5,306,000	0.96%	286,000	1.28%	12
15	Bank of America, N.A.	$5,043,000	0.91%	97,000	0.43%	20
16	Nordstrom, Inc.	$4,913,000	0.89%	195,000	0.87%	5
17	Whole Foods Market, Inc.	$4,425,000	0.80%	167,000	0.75%	4
18	Ross Stores, Inc.	$4,193,000	0.76%	238,000	1.06%	8
19	Kroger Co., The	$4,186,000	0.76%	356,000	1.59%	8
20	Saks & Company	$4,090,000	0.74%	100,000	0.45%	3
21	Staples, Inc.	$3,881,000	0.70%	171,000	0.76%	9
22	AB Acquisition LLC (Acme, Safeway)	$3,790,000	0.68%	404,000	1.81%	7
23	Wells Fargo Bank, N.A.	$3,737,000	0.68%	48,000	0.21%	14
24	Starbucks Corporation	$3,680,000	0.66%	64,000	0.29%	39
25	PetSmart, Inc.	$3,354,000	0.61%	150,000	0.67%	6
	Totals - Top 25 Tenants	$166,908,000	30.15%	7,689,000	34.38%	325

	Total:	$553,579,000	(1)	22,362,000	(2)	2,856

Notes:
(1)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of September 30, 2016.
(2)	Excludes redevelopment square footage not yet placed in service.
(3)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
September 30, 2016

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2016 and 2017. Estimates do not include the impact from potential acquisitions, potential dispositions, or land sale gains which have not closed as of November 2, 2016.

	Full Year 2016 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.47	$3.51
Adjustments:
Gain on sale of real estate and change in control of interests, net	(0.43)	(0.43)
Estimated depreciation and amortization of real estate	2.36	2.36
Estimated amortization of initial direct costs of leases	0.23	0.23
Estimated FFO per diluted share	$5.63	$5.67

	Full Year 2017 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.13	$3.23
Adjustments:
Estimated depreciation and amortization of real estate	2.46	2.46
Estimated amortization of initial direct costs of leases	0.24	0.24
Estimated FFO per diluted share	$5.83	$5.93

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Our 2017 guidance range above for earnings per diluted share and FFO per diluted share reflects the following long term value creation initiatives which have a significant negative impact to projected 2017 earnings. The amounts provided are estimates given only to provide some context to understand our 2017 guidance and does not include all items which impact 2017 guidance. The actual impact to 2017 earnings from these items may be higher or lower than set forth below. Amounts are shown per diluted share:

	Impact to 2017

	Low	High
Impact of Excess Anchor Vacancy	$(0.06)	$(0.07)

As a result of both proactive lease buyouts and recent bankruptcies, anchor and near anchor tenant vacancy in the portfolio is nearly 2% higher than our historical normalized levels. This incremental anchor vacancy adversely impacts our 2017 earnings by approximately $0.06 to $0.07 per diluted share. Specific examples of this unusual level of anchor vacancy are: A&P at Brick Plaza, Melville Mall and Troy Hills; The Sports Authority at Assembly Square, Brick Plaza and Crow Canyon; Hudson Trail at Montrose Crossing and AC Moore at Assembly Square.

Impact of Development/Redevelopment Value Creation Initiatives	$(0.06)	$(0.10)

During the latter half of 2017, we anticipate delivering approximately 80% of the 719 residential units being developed as part of Phase 2 of each of Pike & Rose and Assembly Row (with the balance of the units delivered in 2018). As is typical with the delivery and lease-up of large residential developments, these projects will operate at a loss during 2017, their initial year of opening and lease-up, as operating costs, marketing costs and interest expense will exceed revenue. Additionally, assuming we obtain internal approval to proceed with our currently contemplated redevelopment plan, we expect to commence redevelopment of a portion of CocoWalk in mid to late 2017. The costs of repositioning the asset and the impact on revenues of our redevelopment activities at both of our 2015 Miami acquisition properties will be dilutive relative to 2016. The expected dilutive impact of these initiatives to 2017 is $0.06 to $0.10 per diluted share.

Impact of Slower Pike & Rose Maturation	$(0.06)	$(0.08)

Given the current supply imbalance in Montgomery County Maryland and ongoing disruption due to Phase 2 construction, we now expect Phase 1 of Pike & Rose to achieve economic stabilization in 2019 at a return on cost range of 6-7%.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2016 and 2015 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands)
Net income	$61,198	$54,550	199,159	148,426
Depreciation and amortization	48,903	43,718	145,137	128,373
Interest expense	24,313	21,733	71,143	69,346
Early extinguishment of debt	—	—	—	19,072
Other interest income	(105)	(6)	(285)	(109)
EBITDA	134,309	119,995	415,154	365,108
Gain on sale of real estate and change in control of interests	(4,945)	—	(32,458)	(11,509)
Adjusted EBITDA	$129,364	$119,995	$382,696	$353,599

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned and consolidated in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned, operated, and consolidated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development, unconsolidated properties, and properties purchased or sold at any time during the periods being compared. Same Center growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.